SHARE PURCHASE AGREEMENT

To the Persons Listed in the
Signed Countemart Signature
Page (the "Seller" herein)

Re: Purchase of shares of "restricted securities" that are shares of common stock (the "Common Stock") of Kiwa Bio- Tech Products Group, Ltd., fonnerly, "Tintic Gold Mining Company," a Utah corporation ("Kiwa" or the "Company")

Dear Seller:

     The undersigned (the "Buyer") offers to purchase Common Stock of Kiwa from you (the "Seller") as follows, to-wit:

                            RECITALS:

     A. The Seller is the owner of certain shares of "restricted securities" that are Common Stock of Kiwa that the Seller wishes to sell to the Buyer, and that the Buyer wishes to buy from the Seller.

     B. Kiwa is a publicly-held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable United States and state securities laws, rules and regulations. Kiwa files reports with the Securities and Exchange Commission under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Seller and the Buyer have been provided with access to all reports of Kiwa via the EDGAR system of the Securities and Exchange Commission that have been filed during the past 12 months or longer.

     C. The Seller and the Buyer are aware of all material information respecting the past, present and proposed business operations of Kiwa, including but not limited to its present lack of material operations of any kind; its management; and financial position or otherwise; that there is no "established trading market" for the Common Stock of Kiwa and it is uncertain at this time whether there will be any future market for the Common Stock of Kiwa; and that the purchase price being paid for the Kiwa Common Stock bears no relationship to assets, book value or other established criteria of value.

     D. The Buyer represents and warrants the following as an additional inducement for the offer outlined in this Agreement to purchase the Common Stock outlined below, to-wit:

          (i) It is not relying on any representation or warranty of the Seller whatsoever, except those representations and warranties contained in this Agreement;

          (ii) It has conducted its .own investigation of the risks and merits of an investment in Kiwa, and to the extent desired, including, but not limited to a review of Kiwa's books and records, financial and otherwise, its annual, quarterly and current reports and any registration statements filed with the Securities and Exchange Commission and has had the opportunity, if desired, to discuss this documentation with the directors and executive officers of Kiwa; to ask questions of these directors and executive officers; and that to the extent requested, all such questions have been answered to its satisfaction;
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         (iii) It, by reason of the education, experience, business acumen or other educational factors of its principals, is a "sophisticated investor" or an "accredited investor" as those terms are known or defined under applicable United States securities laws, rules and regulations, and/or is fully capable of evaluating the risks and merits associated with the execution of this Agreement and the purchase of this Common Stock, without qualification;

          (iv) It has full power and authority to execute and deliver this Agreement, without qualification;

          (v) It is purchasing the Common Stock for its account only, and not for the account of or in concert with any other person or entity , and there are no arrangements, understandings or agreements, written or oral, respecting the subsequent resale of any of the Common Stock;

          (vi) It will fully comply with all provisions of United States and state securities laws, rules and regulations in the resale of any of the Common Stock acquired hereunder, including, as applicable, compliance with the so-called "Wulff Letter," and will timely make all required filings regarding beneficial ownership of the Common Stock with the Securities and Exchange Commission;

         (vii) It is not an "affiliate" or an "associate" of Kiwa; and

        (viii) Neither the Buyer nor any of its principal stockholders nor directors or executive officers: (a) has ever been party to any adverse action brought by the Securities and Exchange Commission or any similar state agency; (b) any material criminal proceeding regarding the purchase or sale of securities or other crimes, excluding only misdemeanor crimes; or ( c) filed bankruptcy proceedings within the past five years, except:

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     Accordingly, the parties hereto (subject to the Seller's acceptance hereof) agree as follows:

     A. The Buyer hereby offers to purchase the number of shares of Common Stock of Kiwa listed on the Counterpart Signature Page hereof, free and clear of any liens or encumbrances whatsoever, except those restrictions related to the purchase of "restricted securities" that are outlined in Rule 144 of the Securities and Exchange Commission or other interpretations of the Securities and Exchange Commission respecting the resale of "restricted securities" of the type being purchased and sold hereunder,

     B. The purchase price of the Common Stock shall be the aggregate amount listed on the Counterpart Signature Page hereof, payable on payment and delivery of the Common Stock.

          1. Certificates representing the Common Stock shall be delivered to the Buyer in exchange for payment by the Buyer to the Seller of the amounts required herein, by cash or cashier's check.

          2. By acceptance of this offer, the Seller hereby covenants and warrants:

          (i) That the Seller has the right to sell, transfer, convey and assign the Common Stock;

          (ii) That the Seller has done no act to encumber the Common Stock, and that the Common Stock is free and clear of any liens or encumbrances whatsoever, except the designation of "restricted securities" referenced above; and

         (iii) That the Seller is not an "affiliate" of Kiwa by virtue of the fact that another party not affiliated with the Seller owns in excess of 5O% of the outstanding voting securities of Kiwa and has virtual absolute voting power to elect all directors and executive officers, and the Seller has not participated in any management decisions respecting Kiwa, and present management does not consult with the Seller regarding any management decisions.

     C. The Buyer further agrees that any action based upon this Agreement or any of the matters covered hereby shall be brought only in the federal and state courts situated in the State of Utah, and that the prevailing party in any such action shall be entitled to recover reasonable attorney's fees and costs.

                                      BUYER

Dated: 4/16/04                        James R. Baker
                                      470 East 3900 South, #100
                                      SLC, UT 84107

                                      /s/ James R. Baker
1,118,662
Number of shares Being Purchased

$47,679.05
Aggregate Purchase Price

ACCEPTED:                             SELLER

Dated: 3/30/2004                      John Michael Coombs

                    SHARE PURCHASE AGREEMENT
                   COUNTERPART SIGNATURE PAGE

     This Counterpart Signature Page for that certain Share Purchase
Agreement (the "Agreement") dated as of the 30th day of March, 2004, among the Buyer aforesaid; and certain persons who are "Sellers" of common stock of Kiwa Bio-Tech Products Group, Ltd., a Utah corporation ("Kiwa"), by which the undersigned, through execution and delivery of this counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Seller, of the number of shares of Kiwa at the cash consideration set forth below.

                              John Michael Coombs
                              Name

                              3098 So. Highland Drive #323
                              Street Address

                              Salt Lake City, Utah 84106
                              City            State       Zip

                              /s/John Michael Coombs
                                (Signature)


                              3/30/2004
                                   (Date)

                              1,118,662
                              Number of Shares:

                              $47,679.05
                              Cash Consideration: